Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207369 on Form S-8 of our report dated June 25, 2020, relating to the financial statements and supplemental schedule of Apogee Enterprises, Inc. 401(k) Retirement Plan appearing in this Annual Report on Form 11-K of Apogee Enterprises, Inc. 401(k) Retirement Plan for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

June 25, 2020